Exhibit 99.1

Press Release

Magnolia Oil & Gas Operating LLC

Announces Pricing of Offering of $400 Million

Senior Notes

HOUSTON, TX, November 12, 2024 – Magnolia Oil & Gas Operating LLC (“Magnolia Operating”) and Magnolia Oil & Gas Finance Corp., a subsidiary of Magnolia Operating, (“Finance Corp.” and, together with Magnolia Operating, the “Issuers”) announced today the pricing of their previously announced private offering (the “Notes Offering”) of $400 million in aggregate principal amount of 6.875% senior unsecured notes due 2032 (the “Notes”).

The closing of the Notes Offering is expected to occur on November 26, 2024, and is conditioned upon the satisfaction of customary closing conditions. The Issuers intend to use the net proceeds from the offering to repurchase and redeem the outstanding 6.00% Senior Notes due 2026 (the “2026 Notes”) in full.

The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Issuers plan to offer and sell the securities only to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons in transactions outside the United States pursuant to Regulation S under the Securities Act.

This press release is neither an offer to sell nor a solicitation of an offer to buy the Notes or any other security of the Issuers, and shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale, of the Notes or any other security of the Issuers in any jurisdiction in which such offer, solicitation or sale is unlawful. This press release does not constitute a notice of redemption under the optional redemption provisions of the indenture governing the 2026 Notes. The Notes Offering is being made solely pursuant to a private offering memorandum and only to such persons and in such jurisdictions as are permitted under applicable law.

About Magnolia

Magnolia (MGY) is a publicly traded oil and gas exploration and production company with operations primarily in South Texas in the core of the Eagle Ford Shale and Austin Chalk formations. Magnolia focuses on generating value for shareholders by delivering steady, moderate annual production growth resulting from its disciplined and efficient philosophy toward capital spending. Magnolia strives to generate high pre-tax margins and consistent free cash flow allowing for strong cash returns to our shareholders.

Forward-Looking Statements

The information in this press release includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this press release, regarding, without limitation, the proposed offering and the intended use of proceeds, including to fund the redemption of the 2026 Notes, Magnolia Oil & Gas Corporation’s (“Magnolia”) strategy, future operations, budgets, projected revenues, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this press release, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “believe,” “plan,” “continue,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events, as well as information currently available to our management. Except as otherwise required by applicable law, Magnolia disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release. Magnolia cautions you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Magnolia, incident to the development, production, gathering and sale of oil, natural gas and natural gas liquids. In addition, Magnolia cautions you that the forward-looking statements contained in this press release are subject to the following factors: (i) changes in applicable laws, regulations or policy, including those following the change in presidential administrations; (ii) the market prices of oil, natural gas, NGLs and other products or services; (iii) the supply and demand for oil, natural gas, NGLs and other products or services, including impacts of actions taken by OPEC and other state-controlled oil companies; (iv) production and reserve levels; (v) the timing and extent of Magnolia’s success in discovering, developing, producing and estimating reserves; (vi) geopolitical and business conditions in key regions of the world; (vii) drilling risks; (viii) economic and competitive conditions; (ix) the availability of capital resources; (x) capital expenditures and other contractual obligations; (xi) weather conditions; (xii) inflation rates; (xiii) the availability of goods and services; (xiv) cyber attacks; (xv) the occurrence of property acquisitions or divestitures; (xvi) the integration of acquisitions; (xvii) the securities or capital markets and related risks such as general credit, liquidity, market and interest-rate risks; (xviii) the outcome of any legal proceedings that may be instituted against Magnolia; and (xix) the impact of any natural disasters or public health emergencies. Should one or more of the risks or uncertainties described in this press release occur, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that may impact the operations and projections discussed herein can be found in Magnolia’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2023. Magnolia’s SEC filings are available publicly on the SEC’s website at www.sec.gov.

Contacts

Investors

Tom Fitter

713-331-4802

tfitter@mgyoil.com

Media

Art Pike

713-842-9057

apike@mgyoil.com